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FOURTH AMENDMENT TO FINANCING AGREEMENT

    THIS FOURTH AMENDMENT TO FINANCING AGREEMENT (this "Amendment"), made and entered into as of July 31, 1999, is by and between TECH SQUARED INC., a Minnesota corporation (the "Borrower"), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the "Lender").

RECITALS

    1.  The Lender and the Borrower entered into a Financing Agreement dated as of June 27, 1997, as amended by that First Amendment to Financing Agreement dated February 19, 1998 as further amended by that Second Amendment to Financing Agreement dated May 15, 1998, and as further amended by that Third Amendment to Financing Agreement dated as of July 13, 1998 (as amended the "Financing Agreement"); and

    2.  The Borrower desires to amend certain provisions of the Financing Agreement, and the Lender has agreed to make such amendments, subject to the terms and conditions set forth in this Amendment.

AGREEMENT

    NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby covenant and agree to be bound as follows:

    Section 1.  Capitalized Terms.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Financing Agreement, unless the context shall otherwise require.

    Section 2.  Amendments.  The Financing Agreement is hereby amended as follows:

      2.1  Definitions.  The definitions of "Eligible Restricted Cash" and "Restricted Cash Advance" are added in Section 1.1 of the Financing Agreement to provide as follows:

        "Eligible Restricted Cash": Cash, money, market funds, certificates of deposit, U.S. Treasury obligations or other cash equivalents which the Lender in its sole and absolute discretion deems eligible for Advances which have been pledged to the Lender.

        "Restricted Cash Advance": As defined in Section 2.1.

        The definition of Advance contained in Section 1.1 of the Financing Agreement is amended in its entirety to provide as follows:

        "Advance": A Restricted Cash Advance.

      2.2  The Advances.  Section 2.1 of the Financing Agreement is amended in its entirety as follows:

    Section 2.1  The Advances.  On the terms and subject to the conditions hereof, at the Borrower's request, the Lender, in its absolute and sole discretion and without any commitment to do so, may make the following Advances available to the Borrower:

      2.1(a)  up to ninety percent (90%) of the net amount of Eligible Restricted Cash which is listed in the Borrower's most current Borrowing Base Certificate and which is deemed eligible for advances by the Lender, or such greater or lesser percentage at the Lender's sole and absolute discretion (the "Restricted Cash Advances") not to exceed a maximum amount of One Million Five Hundred Sixty Thousand and no/100 Dollars ($1,560,000);

    At the Borrower's request, Lender may in its sole and absolute discretion issue letters of credit, not to exceed a maximum amount of $560,000 in the aggregate. Any such issued letter of credit shall reduce the available amount of Advances by the amount of any issued letter(s) of credit. Borrower agrees to pay Lender any amounts paid by Lender on any such letters of credit. In addition to the Letter of Credit Fee, Borrower also agrees to pay Lender's customary charges for issuing such letters of credit and to reimburse Lender for any cost and expenses it incurs in connection with any such guarantee.

    Loans for additional sums requested by the Borrower may be made at the Lender's sole discretion based upon the Lender's valuation of the Borrower's collateral or other factors. The Borrower acknowledges and agrees that the Lender may from time to time, for the Lender's convenience, segregate or apportion the Borrower's collateral for purposes of determining the amounts and maximum amounts of Advances which may be made hereunder. Nevertheless, the Lender's security interest in all such collateral, and any other collateral rights, interests and properties which may now or hereafter be available to the Lender, shall secure and may be applied to the payment of any and all Advances and other indebtedness secured by the Lender's security interest, in any order or manner of application and without regard to the method by which the Lender determines to make Advances hereunder.

      2.3  Procedure for Advances; Wire Transfer Fees.  Section 2.2 of the Financing Agreement is amended by deleting the phrase "a wire transfer fee of $15.00 per wire transfer" where it appears and replacing it with "a wire transfer fee of $20.00 per wire transfer".

      2.4  Interest Rates and Interest Payments.  Section 2.3 of the Financing Agreement is amended to provide as follows:

    Section 2.3  Interest Rates and Interest Payments.  Interest shall accrue on the unpaid balance of the Advances at a floating rate per annum equal to the sum of the Reference Rate minus .25% (the "Applicable Rate") and shall be due and payable monthly in arrears on the last day of each calendar month; provided, however, that upon the occurrence and during the continuance of any failure by the Borrower to comply with any agreement or covenant of the Borrower under any Loan Document, the unpaid balance of the Advances shall thereafter bear interest at a floating rate equal to the sum of (a) the Applicable Rate, plus (b) 2% and shall be due and payable on demand, and provided further that the Borrowers shall pay a monthly fee in an amount determined by applying a rate of .25% per annum to the difference between $1,560,000 and the average daily principal amount of the Advances outstanding for that calendar month (the "Processing Fees"). Such Processing Fees shall be payable in arrears monthly on the last day of each month and upon final payment of all Advances.

      2.5  Letter of Credit Fee.

    Section 2.9  Letter of Credit Fee.  The Borrower shall pay to the Lender an annual fee in an amount equal to one percent (1%) of the maximum aggregate amount of the letters of credit ($5,600) (the "Letter of Credit Fee"). Commencing on July 1, 1999, the Letter of Credit Fee shall be payable in four equal installments each year, first on July 1, 1999, October 1, 1999, January 1, 2000 and April 1, 2000 and then each July 1, October 1, January 1 and April 1 thereafter. The Letter of Credit Fee shall be earned on July 1, 1999 and on each July 1 thereafter. In the event that the Financing Agreement is terminated or demand for payment is made, any unpaid installments of the Letter of Credit Fee shall be immediately due and payable.

      2.6  Financial Statements and Reports.  Section 5.1 of the Financing Agreement is amended in its entirety to provide as follows:

    Section 5.1  Financial Statements and Reports.  The Borrower will furnish to the Lender:

      5.1(a)  As soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, consolidated financial statements of the Borrower consisting of at least statements of income, cash flow and changes in stockholders' equity, and a balance sheet as at the end of such year, setting forth in each case in comparative form corresponding figures from the previous annual audit, certified without qualification by Arthur Andersen & Co. or other independent certified public accountants selected by the Borrower and acceptable to the Lender.

      5.1(b)  Concurrently with each request for an Advance, and in any event not less than monthly, a Borrowing Base Certificate.

      5.1(c)  As soon as available and in any event within fifteen days of the end of each month a monthly safekeeping form, in form and substance satisfactory to the Lender.

      5.1(d)  From time to time, such other information regarding the business, operation and financial condition of the Borrower as the Lender may reasonably request.

      2.7  Inspection.  Section 5.5 of the Financing Agreement is amended by deleting the phrase "three collateral audits" where it appears and replacing it with "one collateral audit".

      2.8  Year 2000.  The Borrower has reviewed and assessed its business operations and computer systems and applications to address the "year 2000 problem" (that is, computer applications used by Borrower, directly or indirectly through third parties, may be unable to properly perform date-sensitive functions before, during and after January 1, 2000). Borrower reasonably believes that the year 2000 problem will not result in a material adverse change in Borrower's business condition (financial or otherwise), operations, properties or prospects or ability to repay Lender. Borrower agrees that this representation will be true and correct on and shall be deemed made by Borrower on each date Borrower requests any advance under this Agreement or delivers any information to Lender. Borrower will promptly deliver to Lender such information relating to this representation and covenant as Lender requests from time to time.

    Section 3.  Effectiveness of Amendments.  The amendments contained in this Amendment shall become effective upon delivery by the Borrower of, and compliance by the Borrower with, the following:

      3.1 This Amendment, duly executed by the Borrower.

      3.2 Certified copies of all documents evidencing any necessary corporate with respect to this Amendment.

      3.3 A Pledge Agreement executed by the Borrower in form and substance satisfactory to the Lender.

    Section 4.  Representations; Acknowledgments.  The Borrower hereby represents that on and as of the date hereof and after giving effect to this Amendment (a) all of the representations and warranties contained in the Financing Agreement, and in any and all other Loan Documents of the Borrower, are true, correct and complete in all respects as of the date hereof as though made on and as of such date, except for changes permitted by the terms of the Financing Agreement, and (b) the Borrower is in compliance with all covenants and agreements of the Borrower as set forth in the Financing Agreement and in any and all other Loan Documents of the Borrower. The Borrower represents and warrants that the Borrower has the power and legal right and authority to enter into this Amendment and has duly authorized as appropriate the execution and delivery of this Amendment and other agreements and documents executed and delivered by the Borrower in connection herewith or therewith by proper corporate action. The Borrower acknowledges and agrees that its obligations to the Lender under the Financing Agreement exist and are owing without offset, defense or counterclaim assertable by the Borrower against the Lender. The Borrower further acknowledges and agrees that its obligations to the Lender under the Financing Agreement, as amended, constitute "Obligations" within the meaning of the Security Agreement and are secured by the Security Agreement, as amended.

    Section 5.  Affirmation, Further References.  Except as expressly modified under this Amendment, all of the terms, conditions, provisions, agreements, requirements, promises, obligations, duties, covenants and representations of the Borrower under the Financing Agreement, the Security Agreement, and any and all other Loan Documents entered into with respect to the obligations under the Financing Agreement are incorporated herein by reference and are hereby ratified and affirmed in all respects by the Borrower. All references in the Financing Agreement to "this Agreement," "herein," "hereof," and similar references, and all references in the other Loan Documents to the "Agreement," shall be deemed to refer to the Agreement, as amended by this Amendment.

    Section 6.  Merger and Integration, Superseding Effect.  This Amendment, from and after the date hereof, embodies the entire agreement and understanding between the parties hereto and supersedes and has merged into it all prior oral and written agreements on the same subjects by and between the parties hereto with the effect that this Amendment, shall control with respect to the specific subjects hereof and thereof.

    Section 7.  Severability.  Whenever possible, each provision of this Amendment and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective, valid and enforceable under the applicable law of any jurisdiction, but, if any provision of this Amendment or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited, invalid or unenforceable under the applicable law, such provision shall be ineffective in such jurisdiction only to the extent of such prohibition, invalidity or unenforceability, without invalidating or rendering unenforceable the remainder of such provision or the remaining provisions of this Amendment or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto in such jurisdiction, or affecting the effectiveness, validity or enforceability of such provision in any other jurisdiction.

    Section 8.  Successors.  This Amendment shall be binding upon the Borrower and the Lender and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Lender and the successors and assigns of the Lender.

    Section 9.  Legal Expenses.  The Borrower agrees to reimburse the Lender, upon execution of this Amendment, for all reasonable out-of-pocket expenses (including attorneys' fees and legal expenses of Dorsey & Whitney, counsel for the Lender) incurred in connection with the Financing Agreement, including in connection with the negotiation, preparation and execution of this Amendment and all other documents negotiated, prepared and executed in connection with this Amendment, and in enforcing the obligations of the Borrower under the Financing Agreement, as amended by this Amendment, which obligations of the Borrower shall survive any termination of the Financing Agreement.

    Section 10.  Headings.  The headings of various sections of this Amendment have been inserted for reference only and shall not be deemed to be a part of this Amendment.

    Section 11.  Counterparts.  This Amendment may be executed in several counterparts as deemed necessary or convenient, each of which, when so executed, shall be deemed an original, provided that all such counterparts shall be regarded as one and the same document, and either party to this Amendment may execute any such agreement by executing a counterpart of such agreement.

    Section 12.  Governing Law.  The Amendment Documents shall be governed by the internal laws of the State of Minnesota, without giving effect to conflict of law principles thereof.

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    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date and year first above written.

TECH SQUARED INC.
By: /s/ [ILLEGIBLE]
Title: Chief Financial Officer
U.S. BANK NATIONAL ASSOCIATION f/k/a FIRST BANK NATIONAL ASSOCIATION
By: /s/ [ILLEGIBLE]

Title: Vice President

BORROWER'S
PLEDGE AGREEMENT

BORROWER: TECH SQUARED, INC.	LENDER: U.S. Bank National Association

    DEBT SECURED.  The security interest created by this Pledge Agreement secures the payment and performance of each and every debt, liability and obligation of every type and description which Borrower may now or at any time owe to the Lender, whether now existing or hereafter arising, direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, independent, joint, several or joint and several (including without limitation, obligations of the Borrower arising from the creation of bankers' acceptances by the Lender and the issuance of letters of credit by the Lender for the account of the Borrower or the use by the Borrower of any cash management services provided by the Lender) and interest accrued on any of the foregoing, both before and after the filing of a bankruptcy petition by or against the Borrower.

    The security interest hereby created also secures all extensions, renewals, modifications and replacements of the above described obligations. Such obligations are hereinafter collectively referred to as the "Secured Obligations."

    GRANT OF SECURITY INTEREST.  Borrower hereby pledges and grants to the Lender a security interest (the "Security Interest") in the following property (hereinafter the "Collateral"):

  (a)
  All cash, money market funds certificates of deposit and/or property held in Account No. 11244019 or otherwise held by the Lender;

  (b)
  All property, rights or interests of any kind or description, at any time issued or issuable as an addition to, in substitution or exchange for, or with respect to, the items described in clause (a) above, including, without limitation, any and all collateral security now or hereafter securing any such cash, money market funds certificates of deposit and/or property (including after-acquired security) and agreements granting such security and all rights, remedies, powers and privileges of the Borrower thereunder;

  (c)
  All cash, proceeds, revenues, profits, interest or other income or property, accrued and hereafter accruing, received, receivable or otherwise distributed in respect of, in exchange for, or upon the sale or other disposition of any or all of the property described in clauses (a) and (b) above;

  (d)
  All property of every kind and description in which the Borrower has or may acquire an interest, now or hereafter in the possession or control of the Lender or in possession or control of the Agent or any of Lender's agents or correspondents, for any reason, including without limitation, instruments, money, documents or other property deposited with or delivered to the Lender as collateral, for safekeeping or for collection or exchange with such property;

  (e)
  All proceeds of any of the foregoing.

Borrower warrants, represents and agrees that:

    1.  Borrower has title to and will at all times keep the Collateral free of all liens and encumbrances, except the Security Interest created hereby, and has full power and authority to execute this Pledge Agreement, to perform Borrower's obligations hereunder and to subject the Collateral to the Security Interest created hereby. No financing statement covering all or any part of the Collateral is on file in any public office (except for any which may have been filed by the Lender). There is no encumbrance or security interest with respect to all or any part of the Collateral which either (i) is superior to Lender's security interest hereunder, or (ii) has not been disclosed to Lender by Borrower. All costs of keeping the Collateral free of any liens, encumbrances and security interests and of removing the same, if they should arise, shall be borne and paid by Borrower.

    2.  Borrower will keep accurate books, records and accounts with respect to the general business of Borrower, and will make the same available to Lender at its request for examination and inspection, and will make and render to Lender such reports, accounting and statements as Lender from time to time may request with respect to the Collateral.

    3.  Borrower will pay, when due, all taxes and other governmental charges levied or assessed upon or against any Collateral.

    4.  The Borrower hereby appoints the Lender the Borrower's attorney-in-fact, with full authority in the place and stead of Borrower and in the name of Borrower or otherwise, from time to time, to take any action and to execute any instrument that the Lender may reasonably believe necessary or advisable to accomplish the purposes of this Agreement in a manner consistent with the terms hereof, including, without limitation, to receive, indorse and collect all instruments made payable to Borrower representing any dividend or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same. If Borrower fails to perform any agreement contained herein, the Lender may itself perform, or cause performance of, such agreement, and any sums advanced or paid by the Lender shall be payable by Borrower on demand with interest at the highest rate applicable to any of the Secured Obligations, not to exceed the maximum rate allowed by law, and shall become part of the Secured Obligations.

    5.  At any time, upon request by the Lender, Borrower will deliver to the Lender all notices, financial statements, reports or other communications received by Borrower as an owner or holder of the Collateral.

    6.  If the value of the Collateral declines in the judgment of the Lender or becomes unsatisfactory to the Lender, Borrower agrees to deliver to the Lender upon its request, additional Collateral satisfactory to the Lender.

    7.  The Lender shall be deemed to have exercised reasonable care in the physical safekeeping of any Collateral in its possession if such Collateral is accorded treatment substantially equal to the safekeeping which the Lender accords its own property of like kind or, in the case of Collateral in the custody or possession of a bailee or other third party, exercises reasonable care in the selection of the bailee or other third party, and the Lender need not otherwise preserve, protect, insure or care for any Collateral. The Lender shall not be obligated to preserve any rights Borrower may have against prior parties or to realize on the Collateral at all or in any particular manner or order. The Lender shall have no liability or responsibility to Borrower for any action taken or omitted with respect to the Collateral on the direction of Borrower.

    8.  The occurrence of any of the following events shall constitute and Event of Default: (a) the Lender shall make demand for payment of the Secured Obligations; (b) any Event of Default shall have occurred under any agreement between Borrower and Lender; (c) Borrower shall fail to perform any agreement of Borrower contained herein; or (d) any statement, representation, or warranty of Borrower made herein shall prove to have been untrue when made.

    9.  Whenever an Event of Default shall exist, the Lender may exercise, in addition to the rights and remedies granted hereby, all rights and remedies of a secured party under the Uniform Commercial Code or any other applicable law. All remedies afforded to the Lender by reason of this Agreement are separate and cumulative remedies. Borrower hereby waives all requirements of law, if any, relating to the marshalling of assets which would be applicable in connection with the enforcement by the Lender of its remedies hereunder, absent this waiver.

    10. No delay or failure by the Lender in the exercise of any right or remedy shall constitute a waiver thereof, and no single or partial exercise by the Lender of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

    11. Borrower will pay or reimburse the Lender on demand for all out-of-pocket expenses (including in each case all filing and recording fees and taxes and all reasonable fees and expenses of counsel and of any experts and agents) incurred by the Lender in connection with the creation, perfection, protection, satisfaction, foreclosure or enforcement of the Security Interest and the preparation, administration, continuance, amendment or enforcement of this Agreement, and all such costs and expenses shall be part of the Secured Obligations secured by the Security Interest.

    12. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE MANDATORILY GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF MINNESOTA.

    13. Any notice or other communication to any party in connection with this Agreement shall be in writing and shall be sent by manual delivery, telegram, telex, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified on the signature page hereof, or at such other address as such party shall have specified to the other party hereto in writing. All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by telegram, telex or facsimile transmission, from the first business day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed.

    14. This Agreement can be waived, modified, amended, terminated or discharged only explicitly in a writing signed by the Lender. A waiver so signed shall be effective only in the specific instance and for the specific purpose given and shall not impair or effect the rights of the Lender or the provisions of this Agreement in any other respect at any other time. This Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective heirs, representatives, successors and assigns and also to any person to whom all or any part of the Secured Obligations may be sold or transferred, provided however, that in the event such sale or transfer covers only a part of the Secured Obligations, the Lender shall have the right to enforce this Agreement as to the remainder of the Secured Obligations retained by it. This Agreement shall take effect when signed by Borrower and delivered to Lender. Borrower waives notice of the Lender's acceptance hereof. Unless the context otherwise requires, all terms used herein which are defined in Articles 1 and 9 of the Uniform Commercial Code, as in effect under the laws of the jurisdiction identified in the preceding section, shall have the meanings therein stated. If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not effect other provisions or applications which can be given effect, and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby. All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Secured Obligations. If more than one party shall sign this Agreement, the term "Borrower" shall mean all such parties, and each of them, and all such persons shall be jointly and severally obligated hereunder, and the term "Collateral" includes property described above owned by any one or more of such parties. This Agreement supersedes and merges into it all prior agreements and understandings between the Borrower and the Lender, whether oral or written, with respect to the subject matter of this Agreement.

    15. AT THE OPTION OF THE LENDER, THIS AGREEMENT MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN HENNEPIN COUNTY, MINNESOTA; AND BORROWER CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT BORROWER COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, THE LENDER AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

    16. EACH OF BORROWER AND THE LENDER, BY ITS ACCEPTANCE OF THIS AGREEMENT, IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Executed this 1 day of July, 1999.

BORROWER: TECH SQUARED, INC.
By /s/ JEFFREY F. MARTIN

Title Chief Financial Officer

Address for Borrower:

Fax:

Address for Lender:
U.S. Bank National Association
2338 Central Avenue N.E., Suite 200
Minneapolis, Minnesota 55438
Fax: (612) 782-1801

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FOURTH AMENDMENT TO FINANCING AGREEMENT